UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Illumina, Inc.
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On May 12, 2023, Illumina, Inc. (“Illumina”) issued the following press release in connection with Illumina’s 2023 Annual Meeting of Stockholders:

Leading Proxy Advisory Firm ISS Recommends Illumina Shareholders Vote “FOR” Eight of Illumina’s Highly Qualified Director Nominees

SAN DIEGO, May 12, 2023 /PRNewswire/ -- Illumina (NASDAQ: ILMN), a global leader in DNA sequencing and array-based technologies, today announced that Institutional Shareholder Services (“ISS”), a leading independent proxy voting and corporate governance advisory firm, recommends Illumina shareholders vote FOR Illumina CEO Francis deSouza and Board member Robert Epstein. Illumina’s Annual Meeting is scheduled to be held on May 25, 2023, at 10:00 am Pacific Time (1:00 pm Eastern Time).

In a report dated May 12, 2023, ISS noted the following:
●
“Despite making the case for change, the dissident's ask is substantial. Icahn is seeking to replace the company's Chairman, CEO, and longest-tenured director with a three-member slate that is relatively homogenous. All three are investment professionals who work or worked for Icahn for years…the dissident nominees are, as Icahn representatives, largely interchangeable.”

●
“If the dissident’s campaign had contained fewer unsubstantiated accusations, or if the dissident had nominated candidates with direct industry expertise, it might have been easier to conclude that the case for change was strong enough to support more dissident nominees.”

●
“In consideration of the lack of evidence of malfeasance by the CEO, and the fact that the dissident does not have a CEO candidate in hand…removal of CEO deSouza from the board seems excessively disruptive at this stage.”

Illumina is pleased that ISS recognizes the strength of Illumina’s Board and supports its best-in-class governance practices. ISS’s recommendation that shareholders reject two of Icahn’s associates is recognition that Illumina has the right skill sets and experiences on its Board to advance the company’s strategic goals for value creation.

Illumina recommends that shareholders vote FOR all of its nine nominees. Illumina Board Chair John Thompson and his deep experience have provided invaluable insight and leadership to the Illumina Board and he has led high-growth companies for more than four decades. As Chair of the Microsoft Board, Thompson oversaw a period of unprecedented innovation and shareholder value creation and led the Board team responsible for selecting Satya Nadella to be Microsoft’s CEO. During his tenure as director, chair and lead independent director from February 2012 to present, Microsoft's total shareholder return (TSR) of 885% outperformed the S&P 500 by 683%. At Symantec, where he was CEO for 10 years, he grew revenue from $600 million to $6 billion and delivered a TSR of 819%, outperforming the S&P 500 by 856%. As CEO at Symantec from 1999 through 2009, Thompson was ranked as one of The Best-Performing CEOs in the World, according to Harvard Business Review in 2010.

Regarding Icahn, it is relevant for Illumina shareholders to be fully aware that Icahn’s own firm, Icahn Enterprises (IEP), recently disclosed that it is being investigated by federal authorities. In its recently filed 10-Q, IEP said that the U.S. Attorney’s office for the Southern District of New York contacted IEP on May 3, 2023, seeking production of information relating to it and certain affiliates’ “corporate governance, capitalization, securities offerings, dividends, valuation, marketing materials, due diligence and other materials.”

Illumina's Board of Directors urges shareholders to protect their investment and reject all three of Carl Icahn's nominees by voting the WHITE proxy card today FOR all nine of the company's Board of Directors. Shareholders of record as of close of business on April 3, 2023, are entitled to vote at the meeting.

YOUR VOTE IS IMPORTANT!

Please follow the easy instructions on the enclosed WHITE proxy card or in the accompanying email.

If you have any questions, or need assistance in voting your shares please call our proxy solicitor:

INNISFREE M&A INCORPORATED

1 (800) 422-8620
(toll-free from the U.S. and Canada)
or
+1 (412) 232-3651
(from other countries)

Remember, if you hold your shares in more than one account,
you will receive separate notifications for each account.
Please be sure to vote ALL your accounts
using the WHITE proxy card relating to each account.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding mandates, the future, business plans and other statements that are not historical in nature. These statements are made on the basis of Illumina’s views and assumptions regarding future events and business performance and plans as of the time the statements are made. These forward-looking statements may be accompanied by such words as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “potential,” “project,” “target,” “will” and other words and terms of similar meaning. Illumina does not undertake any obligation to update these statements unless required by applicable laws or regulations, and you should not place undue reliance on forward-looking statements. Among the important factors to which our business is subject that could cause actual results to differ materially from those in any forward-looking statements are: (i) changes in the rate of growth in the markets we serve; (ii) the volume, timing and mix of customer orders among our products and services; (iii) our ability to adjust our operating expenses to align with our revenue expectations; (iv) our ability to manufacture robust instrumentation and consumables; (v) the success of products and services competitive with our own; (vi) challenges inherent in developing, manufacturing, and launching new products and services, including expanding or modifying manufacturing operations and reliance on third-party suppliers for critical components; (vii) the impact of recently launched or pre-announced products and services on existing products and services; (viii) our ability to modify our business strategies to accomplish our desired operational goals; (ix) our ability to realize the anticipated benefits from prior or future actions to streamline and improve our R&D processes, reduce our operating expenses and maximize our revenue growth; (x) our ability to further develop and commercialize our instruments, consumables, and products, including Galleri™, the cancer screening test developed by GRAIL, to deploy new products, services, and applications, and to expand the markets for our technology platforms; (xi) the risks and costs associated with our ongoing inability to integrate GRAIL due to the interim measures imposed on us by the European Commission as a result of their prohibition of our acquisition of GRAIL; (xii) the risks and costs associated with the integration of GRAIL’s business if we are ultimately able to integrate GRAIL; (xiii) the risk that disruptions from the consummation of our acquisition of GRAIL and associated legal or regulatory proceedings, including related appeals, or obligations will harm our business, including current plans and operations; (xiv) the risk of incurring fines associated with the consummation of our acquisition of GRAIL and the possibility that we may be required to divest all or a portion of the assets or equity interests of GRAIL on terms that could be materially worse than the terms on which we acquired GRAIL; (xv) our ability to obtain approval by third-party payors to reimburse patients for our products; (xvi) our ability to obtain regulatory clearance for our products from government agencies; (xvii) our ability to successfully partner with other companies and organizations to develop new products, expand markets, and grow our business; (xviii) uncertainty, or adverse economic and business conditions, including as a result of slowing or uncertain economic growth, COVID-19 pandemic mitigation measures, or armed conflict; (xix) the application of generally accepted accounting principles, which are highly complex and involve many subjective assumptions, estimates, and judgments and (xx) legislative, regulatory and economic developments, together with the factors set forth in Illumina’s Annual Report on Form 10-K for the year ended January 1, 2023 under the caption “Risk Factors”, in information disclosed in public conference calls, the date and time of which are released beforehand, and in filings with the Securities and Exchange Commission (the “SEC”) including, among others, quarterly reports on Form 10-Q.

Additional Information and Where to Find It

Illumina has filed with the SEC a definitive proxy statement on Schedule 14A, containing a form of WHITE proxy card, with respect to its solicitation of proxies for Illumina’s 2023 Annual Meeting of Stockholders. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED BY ILLUMINA AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT ANY SOLICITATION. Investors and security holders may obtain copies of these documents and other documents filed with the SEC by Illumina free of charge through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by Illumina are also available free of charge by accessing Illumina’s website at www.illumina.com.

Note regarding GRAIL

The European Commission adopted an order on September 6, 2022 prohibiting Illumina’s acquisition of GRAIL. We have filed an appeal of the Commission’s decision. The Commission has also adopted an order requiring Illumina and GRAIL to be held and operated as distinct and separate entities for an interim period. Compliance with the order is monitored by an independent Monitoring Trustee. During this period, Illumina and GRAIL are not permitted to share confidential business information unless legally required, and GRAIL must be run independently, exclusively in the best interests of GRAIL. Commercial interactions between the two companies must be undertaken at arm’s length.

Participants

Illumina, its directors and executive officers and other members of management and employees will be participants in the solicitation of proxies with respect to a solicitation by Illumina. Information about Illumina’s executive officers and directors, including information regarding the direct or indirect interests, by security holdings or otherwise, is available in Illumina’s definitive proxy statement for its 2023 Annual Meeting, which was filed with the SEC on April 20, 2023. To the extent holdings by our directors and executive officers of Illumina securities reported in the proxy statement for the 2023 Annual Meeting have changed, such changes have been or will be reflected on Statements of Change in Ownership on Forms 3, 4 or 5 filed with the SEC. These documents are or will be available free of charge at the SEC’s website at www.sec.gov.

Investors:
Salli Schwartz
858-291-6421
IR@illumina.com

Media:
David McAlpine
347-327-1336
PR@illumina.com

Steve Lipin
Gladstone Place Partners
212-230-5930

On May 12, 2023, Illumina updated its website www.IlluminaForward.com, which contains information relating to Illumina’s 2023 Annual Meeting of Stockholders. A copy of the updated website content (other than that previously filed) can be found below: